Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On September 21, 2018, Brain Scientific Inc. (formerly known as All Soft Gels Inc.), through a wholly owned acquisition subsidiary, acquired 100% of the outstanding capital stock of Memory MD, Inc. in a merger and reorganization pursuant to section 368(a) of the Internal Revenue Code (the “Acquisition”), pursuant to the Agreement and Plan of Merger and Reorganization (the “Acquisition Agreement”) dated September 21, 2018 by and between Brain Scientific Inc., a Nevada corporation (the “Company”), AFGG Acquisition Corp. (“Acquisition Sub”) and Memory MD, Inc., a Delaware corporation (“MemoryMD”).

The following unaudited pro forma condensed combined balance sheets as of June 30, 2018 and the unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 2018 and for the year ended December 31, 2017 are based on the historical financial statements of the Company and MemoryMD after giving effect to the Acquisition. The Acquisition will be accounted for as a capital transaction, or reverse recapitalization. The operations of MemoryMD will be the continuing operations of the Company. The following unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 2018 and for the year ended December 31, 2017 give effect to the Acquisition as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheets as of June 30, 2018 assume that the Acquisition took place on that date. These unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Acquisition occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

With respect to the Pro Forma Financial Statements:

●

The unaudited condensed balance sheets and condensed statements of operations as of and for the six month period ended June 30, 2018 were derived from (i) the Company’s unaudited financial statements as of and for the six month period ended June 30, 2018 as included in its Form 10-Q, and (ii) MemoryMD’s unaudited financial statements as of and for the six month period ended June 30, 2018 included elsewhere in the Form 8-K to which these Pro Forma Financial Statements are attached.

●

The condensed combined statements of operations for the year ended December 31, 2017 were derived from (i) the Company’s audited financial statements as of and for the year ended December 31, 2017, as included in its Form 10-K and (ii) the audited financial statements of MemoryMD as of December 31, 2017 and for the year ended December 31, 2017 included elsewhere in the Form 8-K to which these Pro Forma Financial Statements are attached.

As required, these Pro Forma Financial Statements include adjustments which give effect to the events that are directly attributable to the Acquisition, are factually supportable, and for the condensed combined statements of operations, expected to have a continuing impact. Any planned adjustments affecting the combined balance sheets, combined statements of operations or changes in common stock outstanding, subsequent to the closing date of the Acquisition, are not included.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2018

	MemoryMD, Inc.	All Soft Gels Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash	$39,679	$-	$825,010	B,H	$864,689
Inventory	-	2,260	(2,260)	H	-
Prepaid expenses and other current assets	3,503	-	-		3,503
Total Current Assets	43,182	2,260	822,750		868,192

Property and equipment, net	1,189	-	-		1,189

TOTAL ASSETS	$44,371	$2,260	$822,750		$869,381

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$158,652	$5,253	$(62,173)	B,H	$101,732
Convertible notes payable, net of discount	1,310,033	-	(1,310,033)	B,C	-
Due to related parties	-	16,448	(16,448)	H	-
Other liabilities - short term	4,782	-	-		4,782
Loans payable - related party	50,000	-	-		50,000
Total Current Liabilities	1,523,467	21,701	(1,388,654)		156,514

Other liabilities	10,462	-	-		10,462

TOTAL LIABILITIES	1,533,929	21,701	(1,388,654)		166,976

Commitments and contingencies	-	-	-		-

STOCKHOLDERS' DEFICIT

Preferred stock	-	-	-		-
Common stock	1,468	10,000	7,641	A,B,E,F	19,109
Additional paid-in capital	330,751	94,127	2,240,151	A,B,C,E,F,G	2,665,029
Accumulated deficit	(1,821,777)	(123,568)	(36,388)	A,B,C,D,F,G,H	(1,981,733)

TOTAL STOCKHOLDERS' DEFICIT	(1,489,558)	(19,441)	2,211,404		702,405

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$44,371	$2,260	$822,750		$869,381

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Operations

For the Six Months Ended June 30, 2018

	MemoryMD, Inc.	All Soft Gels Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined

REVENUE	$-	$-	$-		$-

COST OF GOODS SOLD	-	-	-		-

GROSS PROFIT	-	-	-		-

SELLING, GENERAL AND ADMINISTRATIVE:
Research and development	63,218	-	-		63,218
Professional fees	100,718	-	-		100,718
Sales and marketing expenses	31,075	-	-		31,075
Occupancy expenses	36,326	-	-		36,326
General and administrative expenses	282,225	16,561	-		298,786
TOTAL SELLING, GENERAL AND ADMINISTRATIVE	513,562	16,561	-		530,123

LOSS FROM OPERATIONS	(513,562)	(16,561)	-		(530,123)

OTHER INCOME (EXPENSE):
Interest expense	(84,291)	(4,524)	49,484	B	(39,331)
Gain on the forgiveness of debt	18,186	80,296	-		98,482
Other income	-	-	-		-
TOTAL OTHER INCOME (EXPENSE)	(66,105)	75,772	49,484		59,151

NET LOSS	$(579,667)	$59,211	$49,484		$(470,972)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.04)	$0.01			$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	14,678,500	10,000,000		A,B,E,F	19,109,378

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2017

	MemoryMD, Inc.	All Soft Gels Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined

REVENUE	$-	$-	$-		$-

COST OF GOODS SOLD	-	-	-		-

GROSS PROFIT	-	-	-		-

SELLING, GENERAL AND ADMINISTRATIVE:
Research and development	289,586	-	-		289,586
Professional fees	30,629	-	-		30,629
Sales and marketing expenses	88,532	-	-		88,532
Occupancy expenses	73,840	-	-		73,840
General and administrative expenses	422,613	91,817	70,000	D	584,430
TOTAL SELLING, GENERAL AND ADMINISTRATIVE	905,200	91,817	70,000		1,067,017

LOSS FROM OPERATIONS	(905,200)	(91,817)	(70,000)		(1,067,017)

OTHER INCOME (EXPENSE):
Interest expense	(97,687)	(6,041)	51,161	B	(52,567)
Gain on the forgiveness of debt	(2,600)	-	-		(2,600)
Other income	47,205	-	-		47,205
TOTAL OTHER INCOME (EXPENSE)	(53,082)	(6,041)	51,161		(7,962)

NET LOSS	$(958,282)	$(97,858)	$(18,839)		$(1,074,979)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.08)	$(0.01)			$(0.06)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,240,144	10,000,000		A,B,E,F	19,109,378

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Note 1 — DESCRIPTION OF TRANSACTION AND BASIS OF PRO FORMA INFORMATION

Description of Transaction

On September 21, 2018, the Company, through the Acquisition Sub, acquired 100% of the outstanding capital stock of MemoryMD in the Acquisition, pursuant to the Acquisition Agreement. Pursuant to the terms thereof, the following occurred:

●

In connection with the closing of the Acquisition (the “Closing”), 100% of MemoryMD common stock, with a par value of $0.0001, outstanding immediately prior to the Closing were exchanged for approximately 9,916,752 shares of Company common stock at a ratio of 0.67491 Company shares for each MemoryMD share (the “Ratio”) at a par value of $0.001 per share. With regard to the Pro Forma Financial Statements, the Ratio is applied to the number of common shares outstanding as of June 30, 2018.

●

In connection with the Closing, Company common stock outstanding in the amount of 10,000,000 shares immediately prior to the Closing were outstanding upon completion of the Acquisition. Of such shares, the majority stockholder committed to tender for cancellation 6,495,000 shares as soon as practicable after the Closing.

●

In connection with the Closing, the Company issued an aggregate of 5,687,625 shares of common stock upon the conversion, in accordance with their terms, of an aggregate of $2,147,000 principal amount and interest thereon of convertible promissory notes of MemoryMD.

●

After the Closing, and after giving effect to the issuance of Company shares in the Acquisition and the conversion of the convertible promissory notes, the number of shares of our common stock issued and outstanding was 25,604,435. Assuming the cancellation of 6,495,000 shares as committed by the majority stockholder, the number of shares of our common stock issued and outstanding was 19,109,435.

●	In connection with the Closing, all commitments to issue warrants to purchase MemoryMD capital stock then outstanding prior to Closing were assumed by the Company.

●

In connection with the Closing, the Company adopted the 2018 equity incentive plan which had 3,500,000 shares reserved for issuance. There were no stock options or unvested restricted stock awards outstanding as of June 30, 2018 or December 31, 2017.

●

In connection with the Closing, immediately prior thereto, the Company assigned 100% of its remaining assets and liabilities to an unrelated third party, pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”).

Basis of Presentation

The Pro Forma Financial Statements were prepared in accordance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”) and are intended to show how the Acquisition might have affected the historical financial statements if the Acquisition had been completed on January 1, 2017 for the purposes of the condensed statements of operations and as if the Acquisition had been completed on June 30, 2018 for the purposes of the condensed balance sheet. The pro forma adjustments reflect the Acquisition as a capital transaction, or reverse recapitalization, based upon the accounting rules for the acquisition of a private operating company by a public shell company, and not as a business combination.

Note 2 — ACCOUNTING FOR THE ACQUISITION

We have determined that MemoryMD is the accounting acquirer in the Acquisition and that the Acquisition should be accounted for as a capital transaction, or reverse recapitalization, and not as a business combination. Accounting for such capital transaction results in the post-Acquisition Pro Forma Financial Statements reflecting the following:

●

MemoryMD’s assets, liabilities and accumulated deficit at the Acquisition date, along with the Company’s outstanding assets and liabilities at the Acquisition date, if any, become the assets, liabilities and accumulated deficit of the combined company;

●

The Company’s legal capital structure (i.e., its outstanding shares of capital stock times par value; in this case only common stock is outstanding) is reflected as the combined company’s common stock outstanding;

●	Additional paid-in-capital and accumulated deficit is adjusted to make the combined balance sheets balance; and

●	The combined condensed statements of operations will include MemoryMD’s activities and the Company’s activity to the extent reflected as part of its continuing operations.

Note 3 — PRO FORMA ADJUSTMENTS

The following represent the pro forma adjustments made to the historical financial statements:

(A) Represents the adjustment to additional-paid-in-capital to effect the reverse recapitalization.

(B) To account for the conversion of an aggregate of $2,147,000 principal amount and interest thereon of convertible promissory notes of MemoryMD into an aggregate of 5,687,625 shares of Company common stock.

(C) To fully amortize the remaining debt discount related to the convertible notes and record the debt discount for the September financing.

(D) To accrue for estimated acquisition-related transaction costs incurred post June 30, 2018.

(E) To adjust for (i) pre-Acquisition Memory MD, Inc. common stock, par value from $0.0001 per share to post-Acquisition Brain Scientific Inc. par value of $0.001 per share. and (ii) the exchange of 1 common share of MemoryMD for 0.67491 common shares of the Company, whereby, a total of approximately 9,916,752 common shares were received by MemoryMD stockholders at the time of the Acquisition.

(F) To record consulting shares for services performed pre-acquisition.

(G) To account for the expected cancellation of 6,495,000 Company common shares, leaving an assumed 3,505,000 common shares outstanding just prior to the Acquisition.

(H) To eliminate assets and liabilities from the Company from immediately prior to the Closing pursuant to the Assignment and Assumption Agreement.